UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2024

Perceptive Capital Solutions Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42126	98-1783595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Astor Place, 10th Floor New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(212) 284-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	PCSC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
Perceptive Capital Solutions Corp (the “Company”) is filing this Amendment No. 1 to its previously filed Current Report on Form 8-K (this “Amendment No. 1”) to make a clerical revision to the copy of the Audit Report from WithumSmith+Brown, PC set forth on page F-2 (the “Auditor Report”) of the Audited Balance Sheet of the Company as of June 13, 2024, which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 20, 2024 (the “Current Report”). The sole reason the Company is filing this Amendment No. 1 is to add a conformed signature of WithumSmith+Brown, PC that was inadvertently omitted from the copy of the Auditor Report that was included in Exhibit 99.1 to the Current Report. Except as set forth in this Amendment No. 1, the Current Report is unchanged.

Item 8.01. Entry into a Material Definitive Agreement.
On June 13, 2024, the Company consummated an initial public offering (the “IPO”) of 8,625,000 Class A ordinary shares (the “Shares”), including the 1,125,000 Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Share and a private placement with Perceptive Capital Solutions Holdings of 2,862,500 Shares (the “Private Placement”). The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, $86,250,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to fund its working capital requirements, subject to an annual limit of $300,000, and/or to pay its taxes (which shall not be subject to the $300,000 annual limitation described in the foregoing), the Company’s amended and restated memorandum and articles of association will provide that the Offering Proceeds will not be released from the trust account (1) to the Company, until the completion of the Company’s initial business combination, or (2) to its public shareholders, until the earliest of (a) the completion of the Company’s initial business combination, and then only in connection with those public Shares that such shareholders properly elected to redeem, subject to certain limitations, (b) the redemption of any public Shares properly tendered in connection with the implementation by the directors of, following a shareholder vote, an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of its public Shares the right to have their Shares redeemed or repurchased in connection with the Company’s initial business combination or to redeem 100% of the Company’s public Shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of its public Shares, and (c) the redemption of the Company’s public Shares if the Company has not consummated its business combination within 24 months from the closing of the IPO, subject to applicable law
An audited balance sheet as of June 13, 2024, reflecting receipt of the Offering Proceeds, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Audited Balance Sheet
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 8, 2024

PERCEPTIVE CAPITAL SOLUTIONS CORP

By:	/s/ Sam Cohn
Name:	Sam Cohn
Title:	Chief Financial Officer